UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2016 (March 3, 2016).

AMERICAN DG ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 3, 2016, a consolidated subsidiary of American DG Energy Inc. (the “Company”), EuroSite Power Inc. through its wholly-owned subsidiary, EuroSite Power Ltd. (collectively, “EuroSite Power”), entered into a project financing agreement entitled Master Assignment of Receivables Agreement (the “Agreement”), dated March 3, 2016, with Societe Generale Equipment Finance Limited (“SGEF”), pursuant to which EuroSite Power may offer to assign to SGEF, and SGEF may accept such assignment at its discretion, certain amounts which are payable or may become payable under selected service contracts EuroSite Power has with its customers. Under the Agreement, in exchange for the assignment of such amounts, SGEF will advance to EuroSite Power a sum of monies which is determined as the aggregate of such amounts reduced by an offer specific discount rate. Amounts advanced are repaid as EuroSite Power’s customers make payment on amounts which become due and payable under service contracts. The amount borrowed and interest rate SGEF charges to the Company for the monies borrowed varies according to the risks of the project.
The foregoing description does not constitute a complete summary of the terms of the Agreement and is qualified in its entirety by reference to the full text of the Agreement, which are filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

The information contained in this current Report on Form 8-K (including Exhibit 10.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits The registrant hereby furnishes the following exhibit:

Exhibit 10.1 – Master Assignment of Receivables Agreement, dated March 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	March 9, 2016	AMERICAN DG ENERGY INC.
By: /s/ Bonnie J. Brown
Bonnie J. Brown, Chief Financial Officer